Exhibit 99.1

PRESS RELEASE

Lithia Motors Amends and Extends

Revolving Credit Facility to $2.8 Billion, Completes Senior Notes Offering

Medford, Ore. (Dec. 13, 2019) — Lithia Motors Inc. (NYSE: LAD), a leading provider of personal transportation solutions, announced today that it completed an amendment and extension of its existing syndicated credit facility, increasing the total financing commitment to $2.8 billion, and extending the maturity date to January 1, 2025. The syndicated credit facility can be expanded to $3.2 billion in total availability, subject to lender approval.

“The increase of our revolving credit facility to $2.8 billion provides Lithia additional strength and flexibility to support our growth aspirations,” said Tina Miller, Senior Vice President and Chief Financial Officer. “We would like to thank each of our financial partners as their continued support is key to achieving our plans for continuous growth and innovation.”

Under the terms of the amendment, the new vehicle floor plan interest rate has been reduced to one-month LIBOR plus 110 basis points, and the used vehicle floor plan interest has been reduced to one-month LIBOR plus 140 basis points.

The revolving credit facility interest rate has also been reduced, ranging from LIBOR plus 100 basis points to LIBOR plus 200 basis points, based on Lithia’s consolidated lease adjusted leverage ratio.

On December 9, Lithia also completed an issuance of $400 million in aggregate principal amount of 4.625% senior notes due 2027 (the “Notes”) in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act.

About Lithia Motors Inc.:

Lithia Motors Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest-growing companies in the Fortune 500 (#265 in 2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows while maintaining low leverage. Operational excellence is achieved by focusing on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. With a unique growth model, Lithia invests to expand and modernize its nationwide network to create personal transportation solutions wherever, whenever and however consumers desire.

Sites:

www.lithiamotors.com

www.lithiainvestorrelations.com

www.lithiacareers.com

Facebook:

http://www.facebook.com/LithiaMotors

Twitter:

@lithiamotors

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project”, “outlook”, “target”, “may”, “will”, “would”, “should”, “seek”, “expect”, “plan”, “intend”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “likely”, “goal”, “strategy”, “future”, “maintain”, and “continue” or the negative of these terms or other comparable terms.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	future economic and financial conditions (both nationally and locally);

•	changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•

disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•

government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact:

Eric Pitt

Vice President, Investor Relations & Treasurer

Lithia Motors, Inc.

epitt@lithia.com

541-864-1748